UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 1, 2012

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

23 Inverness Way East, Suite. 150, Englewood, CO, 80112

(Address of Principal Executive Offices, including zip code)

303-799-8520

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Allied Motion Technologies Inc. (the “Company”) has hired Robert P. Maida, effective October 1, 2012, to become the Chief Financial Officer of the Company effective December 1, 2012.  As previously announced, Richard D. Smith, Executive Chairman of the Board of Directors and the Chief Financial Officer of the Company, will retire on March 31, 2013.  Mr. Smith will work with Mr. Maida until his retirement to provide a smooth transition of the CFO’s responsibilities.  After his retirement, Mr. Smith will continue to serve as a Board Member for the Company as recommended by the Board of Directors and approved by the Company’s shareholders.

Prior to joining the Company, Mr. Maida, age 48, worked for over two years as the Director of Finance for Avox Systems, Inc., a subsidiary of Zodiac Aerospace.  Prior to that, Mr. Maida worked for over 10 years for API Motion/Danaher Motion, where he progressed to the position of Director of Finance for the Applied Products Group of Danaher Motion, a subsidiary of Danaher Corporation.  Prior to that, he was the Vice President of Finance for Great Lakes Industries, Inc. and the Director of Finance of BRC, a division of Bryce Corporation.  After Mr. Maida graduated from the State University of New York at Buffalo with a Bachelor of Science degree in Business Administration, he was a Certified Public Accountant for Dopkins & Company in Buffalo for just under four years.

Mr. Maida does not have a written employment agreement.  Mr. Maida’s annual base salary will be $175,000.  As a participant in the Company’s annual incentive plan, Mr. Maida will be eligible for an annual bonus, based on Company performance.  His target bonus award percentage under the plan has been set at 40% of annual base salary.  Mr. Maida will be eligible for long-term stock-based incentives as determined from time to time by the Compensation Committee of the Board of Directors. The Company has entered into a change in control agreement with Mr. Maida that is consistent with prior agreements with the Company’s other executive officers.  Mr. Maida’s agreement provides for a one times severance payment upon termination by the Company (other than for cause) or by the executive for good reason following a change in control of the Company.  A summary of the Company’s change in control agreement is set forth on page 14 of the Company’s proxy statement for the 2012 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       October 5, 2012

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Richard D. Smith
Richard D. Smith
Executive Chairman
and Chief Financial Officer